Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163503 on Form S-3 and Nos. 333-152818 and 333-99043 on Form S-8 of our report dated February 25, 2013 (May 10, 2013 as to the effects of the restatement discussed in Note 1), relating to the consolidated financial statements of Cedar Fair, L.P. and subsidiaries (the “Partnership”) (which report expresses an unqualified opinion and included an explanatory paragraph related to the restatement discussed in Note 1) and of our report dated February 25, 2013 (May 10, 2013 as to the effects of the material weakness described in Management's Report on Internal Control Over Financial Reporting (as revised)) relating to internal controls over financial reporting (which report expresses an adverse opinion on the effectiveness of the Partnership's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K/A of the Partnership for the year ended December 31, 2012.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
May 10, 2013

59